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                                                                      Exhibit 12


                           Randalls Food Markets, Inc.
                       Ratio of Earnings to Fixed Charges
                             (Dollars in thousands)
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                                                                             Fiscal Years
                                                 ---------------------------------------------------------------------
                                                     1998          1997          1996         1995          1994
                                                     ----          ----          ----         ----          ----
Earnings
Income (loss) before income taxes and
     extraordinary loss                             $   38,466    $ (55,932)    $  35,754    $   7,057     $      163
Fixed Charges                                           49,948       52,999        53,551       55,791         59,935
                                                    ------------------------    ----------   ----------    ----------
Earnings (loss) before income taxes,
          extraordinary loss and fixed charges      $   88,414    $  (2,933)    $  89,305    $  62,848     $   60,098
                                                    ----------    ---------     ---------    ---------     ----------
                                                    ----------    ---------     ---------    ---------     ----------

Fixed Charges
Interest expense                                    $   32,949    $  36,828     $  38,981    $  43,411     $   50,442
One-third rental expense                                16,999       16,171        14,570       12,380          9,493
                                                    -----------   ----------    ----------   ----------    ----------
Total Fixed charges                                 $   49,948    $  52,999     $  53,551    $  55,791     $   59,935
                                                    ----------    ---------     ---------    ---------     ----------
                                                    ----------    ---------     ---------    ---------     ----------
Earnings to fixed charges ratio:                        1.77x            -         1.67x        1.13x           1.00x
                                                    ----------    ---------     ---------    ---------     ----------
                                                    ----------    ---------     ---------    ---------     ----------
Deficiency of earnings to cover fixed charges               -     $ (55,932)           -            -              -
                                                    ----------    ---------     ---------    ---------     ----------
                                                    ----------    ---------     ---------    ---------     ----------


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